Exhibit 99.1

Joint Filer Information

Name:  Srinivas Akkaraju
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  Srinivas Akkaraju
Issuer and Ticker Symbol:  Versartis, Inc. [VSAR]
Date of Event Requiring Statement:  03/20/2014

Name:  James I. Healy
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  Srinivas Akkaraju
Issuer and Ticker Symbol:  Versartis, Inc. [VSAR]
Date of Event Requiring Statement:  03/20/2014

Name:  Anand Mehra
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  Srinivas Akkaraju
Issuer and Ticker Symbol:  Versartis, Inc. [VSAR]
Date of Event Requiring Statement:  03/20/2014

Name:  Michael F. Powell
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  Srinivas Akkaraju
Issuer and Ticker Symbol:  Versartis, Inc. [VSAR]
Date of Event Requiring Statement:  03/20/2014

Name:  Sofinnova Management VIII, LLC
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  Srinivas Akkaraju
Issuer and Ticker Symbol:  Versartis, Inc. [VSAR]
Date of Event Requiring Statement:  03/20/2014

Name:  Sofinnova Venture Partners VIII, L.P.
Address: 2800 Sand Hill Road, Suite 150, Menlo Park, CA 94025
Designated Filer:  Srinivas Akkaraju
Issuer and Ticker Symbol:  Versartis, Inc. [VSAR]
Date of Event Requiring Statement:  03/20/2014

GDSVF&H\1848930.1

GDSVF&H\1848930.1